UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 19, 2016

DexCom, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51222	33-0857544
(Commission File Number)	(IRS Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 200-0200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) DexCom held its Annual Meeting on May 19, 2016. Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended. At the close of business on the record date, there were 83,395,601 shares outstanding and entitled to vote and 78,523,691 shares were voted in person or by proxy on the matters described below.

(b) The matters described below were voted on at the Annual Meeting and the number of votes cast with respect to each matter was as indicated:

(1) Holders of DexCom’s common stock voted to elect three Class II directors, each to serve until their successor has been elected and qualified or until their earlier resignation or removal as follows:

		For (%) (excluding broker non-votes)		Against (%) (excluding broker non-votes)		Abstentions (%) (excluding broker non-votes)
Name	For (#)		Against (#)		Abstentions (#)		Broker Non-Votes
Steven R. Altman	64,437,048	92.68%	5,067,285	7.29%	20,520	0.03%	8,998,838
Barbara Kahn	69,306,906	99.69%	202,972	0.29%	14,975	0.02%	8,998,838
Jay S. Skyler	64,088,799	92.18%	5,420,846	7.80%	15,208	0.02%	8,998,838

(2) Holders of DexCom’s common stock voted to ratify the appointment of Ernst & Young LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2016:

	Number of Shares	Percentage of Shares
Shares Voted in Favor:	78,075,900	99.43%
Shares Voted Against:	432,169	0.55%
Shares Abstaining:	15,622	0.02%

(3) Holders of DexCom’s common stock voted to approve the non-binding advisory resolution on compensation paid to DexCom’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including compensation discussion and analysis, compensation tables and narrative discussion:

	Number of Shares	Percentage of Shares (excluding broker non-votes)
Shares Voted in Favor:	55,867,979	80.36%
Shares Voted Against:	13,553,638	19.49%
Shares Abstaining:	103,236	0.15%
Broker Non-Votes:	8,998,838	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEXCOM, INC.

Date: May 23, 2016	By:	/s/ Jess Roper
Jess Roper
Senior Vice President and Chief Financial Officer